EXHIBIT 99.01

News Release Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein Holding L.P. Announces Third Quarter GAAP Diluted Net Income of $0.12 per Unit (Adjusted Diluted Net Income of $0.36 per Unit); Declares a $0.12 Cash Distribution per Unit

GAAP Diluted Net Income per Unit of $0.12 includes a real estate charge of $0.32 per Unit (GAAP Diluted Net Income per Unit of $0.44 excluding the real estate charge)

New York, NY, October 27, 2010 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended September 30, 2010.

“As investors continue to rebalance their portfolios away from risk assets and into bond funds, we are benefiting in our U.S. and global bond services, where our performance has been strong over the last several years,” said Peter S. Kraus, Chairman and Chief Executive Officer. “Despite our equity services’ improved performance relative to the second quarter, net flows in the third quarter proved to be more challenging. The overall direction of our flows, however, remains positive, with year-to-date 2010 net outflows clearly improved relative to 2009. In addition, assets under management in our defined contribution business topped $10 billion, we continue to add to our alternatives business with the recent acquisition of the SunAmerica platform, and in our sell-side business we are driving a significant expansion of our research and trading capabilities in Asia.”

Financial Results	3Q 2010	3Q 2009	3Q 2010 vs 3Q 2009	2Q 2010	3Q 2010 vs 2Q 2010
($ millions except per Unit amounts)
AllianceBernstein L.P.
GAAP basis:
Net Revenues	$758	$806	(6%)	$688	10%
Operating Income	$58	$223	(74%)	$108	(47%)
Operating Margin, incl. non-controlling interests	7.2%	24.4%		17.0%
Adjusted basis: (1)
Net Revenues (2)	$634	$631	-	$650	(2%)
Operating Income (3)	$122	$142	(14%)	$135	(9%)
Operating Margin	19.3%	22.5%		20.7%
AllianceBernstein Holding L.P.
GAAP Diluted Net Income per Unit	$0.12	$0.67	(82%)	$0.31	(61%)
Distribution per Unit	$0.12	$0.67	(82%)	$0.31	(61%)
Adjusted Diluted Net Income per Unit (1)	$0.36	$0.48	(25%)	$0.37	(3%)

(1) See page 8-10 for reconciliations of GAAP Financial Results to Adjusted Financial Results

(2) Adjusted net revenues excludes investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.

(3) Adjusted operating income represents operating income on a GAAP basis (1) excluding the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) excluding real estate charges, and (3) including the net loss or income of consolidated entities attributable to non-controlling interests.

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The distribution is payable on November 18, 2010, to holders of record of AllianceBernstein Holding Units at the close of business on November 8, 2010.

Market Performance

After a very difficult second quarter for equities, the global markets rallied in the third quarter, led by solid gains in September. The S&P 500 gained 10.7% for the quarter and the MSCI World gained 13.2%, which resulted in positive returns in both U.S. and global stocks for the year-to-date period — but only modestly because of the losses experienced to date in 2010.

Assets Under Management ($ billions)

	Institutions	Retail	Private Client	Total
Assets Under Management 9/30/10	$283.0	$125.6	$75.7	$484.3
Net Flows for Three Months Ended 9/30/10	$(15.2)	$(3.2)	$(0.5)	$(18.9)

Total assets under management as of September 30, 2010 were $484 billion, up $26 billion, or 6%, from June 30, 2010, and down $14 billion, or 3%, compared to September 30, 2009.  The increase versus the prior quarter is a result of positive investment performance, partially offset by net outflows, mainly in our Institutions channel.

Net outflows in the Institutions channel were $15.2 billion, compared to net outflows of $3.7 billion in the second quarter of 2010. Gross sales fell sequentially from $8.1 billion to $4.2 billion during the third quarter of 2010. The pipeline of awarded but unfunded institutional mandates increased $1.2 billion to $6.2 billion at September 30, 2010, in large part due to the defined contribution pipeline, which had several Customized Retirement Strategies wins.  The Retail channel experienced net outflows of $3.2 billion, compared to net outflows of $0.9 billion in the second quarter of 2010. Gross sales declined sequentially from $8.6 billion to $7.3 billion during the third quarter of 2010.  Net outflows in the Private Client channel were $0.5 billion compared to net outflows of $0.1 billion in the second quarter of 2010, as gross sales declined sequentially from $2.1 billion to $1.6 billion during the third quarter of 2010.

Financial Results: GAAP

Operating income for the third quarter of 2010 declined 74% to $58 million, and operating margin decreased to 7.2% from 24.4%, compared to the third quarter of 2009.  Sequentially, operating income declined by 47% from $108 million and operating margin declined from 17.0%. The declines in operating income and operating margin from both prior periods are primarily due to a $90 million real estate charge in the current quarter. Diluted net income per Unit and the cash distribution per Unit for the publicly-traded partnership each declined 82% to $0.12, from $0.67, compared to the third quarter of 2009 and declined 61%, from $0.31, sequentially.

As previously disclosed, we recently performed a comprehensive review of our real estate requirements in New York in connection with our workforce reductions commencing in 2008.  As a result, we intend to sub-lease over 300,000 square feet of office space in New York and largely consolidate our employees into two office locations from three. We therefore recorded a non-cash pre-tax real estate charge of $90 million in the current quarter that reflects the net present value of the difference between the amount of our on-going contractual operating lease obligations for the space and our estimate of current market rental rates, as well as the write-off of leasehold improvements, furniture and equipment related to this space. Based on our current assumptions of when we can sub-lease the space and current market rental rates, we estimate that this charge will lower our occupancy costs on existing real estate by approximately $21 million in 2011 and $23 million in 2012 and subsequent years.

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Net revenues decreased by 6% to $758 million compared to the third quarter of 2009 mainly due to lower gains on deferred compensation-related investments and lower investment gains in our consolidated AB Venture Capital Fund (90% of which are offset in net income attributable to non-controlling interests), partially offset by higher investment advisory fees. Sequentially, net revenues increased $70 million, or 10%, mainly the result of higher gains on deferred compensation-related investments, AB Venture Capital Fund investments and seed money investments, partially offset by lower Bernstein Research Services revenue and lower investment advisory fees. Deferred compensation-related investments generated $36 million of gains in the current quarter as compared to $71 million of gains in the third quarter of 2009 and $37 million of losses in the second quarter of 2010. Our AB Venture Capital Fund had $2 million of investment gains in the current quarter as compared to $30 million of gains in the third quarter of 2009 and $10 million of losses in the second quarter of 2010. Bernstein Research Services revenue declined 18% versus the second quarter of 2010 as a result of lower equity market transaction volumes in both the U.S. and Europe. Investment advisory fees increased $20 million, or 4%, as compared to the third quarter of 2009 and decreased $9 million, or 2%, as compared to the second quarter of 2010.

Operating expenses were $700 million for the quarter, reflecting increases of 20% and 21% compared to the third quarter of 2009 and the second quarter of 2010, respectively.  Operating expenses increased from both prior periods primarily due to the $90 million real estate charge. Excluding the real estate charge, operating expenses would have increased 5% compared to both comparable periods. Compensation and benefits expenses increased 2% compared to the third quarter of 2009 primarily due to higher incentive compensation and other employee-related costs. Compensation and benefits expenses increased 10% sequentially due to higher deferred compensation mark-to-market expenses, partially offset by lower severance and recruitment costs. Promotion and servicing expenses increased $13 million, or 11%, compared to the third quarter of 2009 mainly due to higher distribution plan payments commensurate with increased distribution revenues.  Sequentially, promotion and servicing expenses decreased 2% mainly due to lower travel and entertainment expenses, partially offset by higher distribution plan payments. G&A expenses increased 6% and 1% compared to the third quarter of 2009 and the second quarter of 2010, respectively.

Income taxes decreased 78% and 77% compared to the third quarter of 2009 and the second quarter of 2010, respectively, as a result of lower earnings and a lower effective tax rate.

Financial Results: As Adjusted

Adjusted Net Revenues increased $3 million to $634 million compared to the third quarter of 2009 and decreased $16 million sequentially. The increase compared to the third quarter of 2009 is due primarily to higher investment advisory fees, partially offset by lower Bernstein Research Services revenues.  The sequential decrease primarily is due to lower Bernstein Research Services revenues and lower investment advisory fees, partially offset by higher investment gains on seed money investments. Compared to the third quarter of 2009, Adjusted Operating Income decreased by $20 million, or 14%, to $122 million and Adjusted Operating Margin decreased to 19.3% from 22.5%. Compared to the second quarter of 2010, Adjusted Operating Income declined 9% from $135 million and Adjusted Operating Margin declined from 20.7%.

Adjusted Diluted Net Income per Unit for the publicly-traded partnership decreased to $0.36 from $0.48 in the third quarter of 2009 and decreased from $0.37 sequentially.

Unit Repurchase Program

During the third quarter, AllianceBernstein purchased approximately two million Holding Units on the open-market to help fund anticipated restricted Holding Unit-based incentive compensation awards. On a year-to-date basis, AllianceBernstein has purchased approximately five million Holding Units for $135 million. AllianceBernstein intends to continue to engage in open market purchases of Holding Units, from time to time, to help fund anticipated obligations under its incentive compensation award program.

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Third Quarter 2010 Earnings Conference Call Information

Management will review third quarter 2010 financial and operating results during a conference call beginning at 9:00 a.m. (EDT) on Thursday, October 28. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, David A. Steyn, Chief Operating Officer, and John B. Howard, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the scheduled start time. The conference ID# is 16075215.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website at approximately 8:00 a.m. (EDT) on October 28, 2010.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 16075215.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2009 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

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•
The degree to which the $90 million real estate charge will reduce occupancy costs on existing real estate in 2011 and subsequent years: The charge we recorded this quarter and our estimates of reduced occupancy costs in future years are based on our current assumptions of when we can sub-lease our space and current market rental rates, both of which are factors largely beyond our control. If our assumptions prove to be incorrect, we may be forced to take an additional charge and/or our estimated occupancy cost reductions may be less than we currently anticipate.

•
Our intention to continue to engage in open market purchases of Holding Units, from time to time, to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units needed in future periods to make incentive compensation awards is dependent upon various factors, some of which are beyond our control, including fluctuation in the price of a Holding Unit.

•
Our initiatives continuing to progress:  Changes and volatility in political, economic, capital market or industry conditions can result in changes in demand for our products and services or impact the value of our assets under management, all of which may significantly hinder our ability to continue forward with our initiatives.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 35%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At September 30, 2010, AllianceBernstein Holding L.P. owned approximately 36.7% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.0% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  |  September 30, 2010

	Three Months Ended
$ thousands, unaudited	9/30/10	9/30/09	6/30/10
Revenues:
Base fees	$497,595	$483,939	$509,825
Performance fees	5,702	159	2,963
Bernstein research services	95,806	109,321	117,158
Distribution revenues	85,378	73,779	83,477
Dividend and interest income	5,040	4,966	4,911
Investment gains (losses)	41,388	106,680	(56,532)
Other revenues	27,459	27,946	27,735
Total revenues	758,368	806,790	689,537
Less: Interest expense	801	776	1,194
Net revenues	757,567	806,014	688,343
Expenses:
Employee compensation & benefits	343,530	335,898	313,113
Promotion & servicing
Distribution-related payments	72,501	61,842	71,015
Amortization of deferred sales commissions	11,780	13,363	12,147
Other	46,427	42,615	49,816
General & administrative	130,422	122,898	128,795
Real estate charge	89,598	-	-
Interest on borrowings	469	491	430
Amortization of intangible assets	5,360	5,437	5,378
Total expenses	700,087	582,544	580,694

Operating income	57,480	223,470	107,649
Non-operating (expense) income	(13)	16,869	2,258
Income before income taxes	57,467	240,339	109,907
Income taxes	3,033	13,844	13,127
Net income	54,434	226,495	96,780
Net (income) loss of consolidated entities attributable to non-controlling interests	(2,919)	(27,154)	9,339
Net Income Attributable to AllianceBernstein Unitholders	$51,515	$199,341	$106,119

Operating margin(1)	7.2%	24.4%	17.0%

(1) Operating income including net loss (income) attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended
$ thousands except per Unit amounts, unaudited	9/30/10	9/30/09	6/30/10
Equity in Net Income Attributable to AllianceBernstein Unitholders	$18,914	$68,723	$38,925
Income Taxes	6,699	6,193	7,153
Net Income	12,215	62,530	31,772

Additional Equity in Earnings of Operating Partnership (1)	169	306	484
Net Income - Diluted	$12,384	$62,836	$32,256
Diluted Net Income per Unit	$0.12	$0.67	$0.31
Distribution per Unit	$0.12	$0.67	$0.31

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units
	Period End	Three Months Ended 9/30/10
	Units	Basic	Diluted
AllianceBernstein L.P.	275,609,529	275,609,529	277,053,971
AllianceBernstein Holding L.P.	102,215,686	100,892,337	102,336,779

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  September 30, 2010
($ billions)

Ending and Average	Three Months Ended
	9/30/10	9/30/09	6/30/10
Ending Assets Under Management	$484.3	$497.8	$457.7
Average Assets Under Management	$472.7	$473.9	$481.7

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Client	Total
Beginning of Period	$270.6	$116.2	$70.9	$457.7
Sales/New accounts	4.2	7.3	1.6	13.1
Redemptions/Terminations	(14.1)	(8.9)	(1.3)	(24.3)
Net Cash Flows	(5.3)	(1.6)	(0.8)	(7.7)
Net Flows	(15.2)	(3.2)	(0.5)	(18.9)
Investment Performance	27.6	12.6	5.3	45.5
End of Period	$283.0	$125.6	$75.7	$484.3

Three-Month Changes By Investment Service
	Value	Growth	Fixed Income	Other(1)	Total
Beginning of Period	$139.2	$74.5	$198.5	$45.5	$457.7
Sales/New accounts	2.8	0.8	9.0	0.5	13.1
Redemptions/Terminations	(8.1)	(6.9)	(8.0)	(1.3)	(24.3)
Net Cash Flows	(2.1)	(1.5)	(0.9)	(3.2)	(7.7)
Net Flows	(7.4)	(7.6)	0.1	(4.0)	(18.9)
Investment Performance	19.7	10.3	10.8	4.7	45.5
End of Period(2)	$151.5	$77.2	$209.4	$46.2	$484.3
(1) Includes index, structured, asset allocation services and other non-actively managed AUM.
(2) Approximately $74 billion in Blend Strategies AUM are reported in their respective services.

By Client Domicile
	Institutions	Retail	Private Client	Total
U.S. Clients	$149.8	$82.0	$73.8	$305.6
Non-U.S. Clients	133.2	43.6	1.9	178.7
Total	$283.0	$125.6	$75.7	$484.3

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Three Months Ended
$ thousands, unaudited	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09

Net Revenues, GAAP basis	$757,567	$688,343	$725,086	$781,861	$806,014	$721,440
Exclude:
Deferred compensation-related investment (gains) losses	(36,013)	36,797	(11,159)	(14,763)	(70,873)	(63,110)
Deferred compensation-related dividends and interest	(830)	(920)	(800)	(4,084)	(1,381)	(1,591)
90% of consolidated venture capital fund investment (gains) losses	(2,056)	9,304	16,849	1,627	(27,155)	(417)
Distribution-related payments	(72,501)	(71,015)	(66,750)	(69,400)	(61,842)	(55,149)
Amortization of deferred sales commissions	(11,780)	(12,147)	(12,121)	(12,819)	(13,363)	(13,844)
Adjusted Net Revenues	$634,387	$650,362	$651,105	$682,422	$631,400	$587,329

Operating Income, GAAP basis	$57,480	$107,649	$139,982	$200,256	$223,470	$133,312
Exclude:
Deferred compensation-related investment (gains) losses	(36,013)	36,797	(11,159)	(14,763)	(70,873)	(63,110)
Deferred compensation-related dividends and interest	(830)	(920)	(800)	(4,084)	(1,381)	(1,591)
Deferred compensation-related mark-to-market vesting expense (credit)	14,158	(19,082)	357	1,556	16,722	8,590
Deferred compensation-related dividends and interest expense	731	810	682	3,760	1,240	1,431
Net impact of deferred compensation-related investments	(21,954)	17,605	(10,920)	(13,531)	(54,292)	(54,680)
Real estate charges	89,598	-	11,983	2,548	-	-
Total Exclusions:	67,644	17,605	1,063	(10,983)	(54,292)	(54,680)
Include:
Net (income) loss of consolidated entities attributable to non-controlling interests	(2,919)	9,339	16,773	733	(27,154)	(1,300)
Adjusted Operating Income	$122,205	$134,593	$157,818	$190,006	$142,024	$77,332

Operating Margin, GAAP basis incl. non-controlling interests	7.2%	17.0%	21.6%	25.7%	24.4%	18.3%

Adjusted Operating Margin	19.3%	20.7%	24.2%	27.8%	22.5%	13.2%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Three Months Ended
$ thousands except per Unit amounts, unaudited	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09
Diluted Net Income, GAAP basis	$12,384	$32,256	$47,858	$60,402	$62,836	$38,262
Impact of AllianceBernstein L.P. non-GAAP adjustments	24,190	6,290	378	(3,746)	(18,230)	(18,304)
Adjusted Diluted Net Income	$36,574	$38,546	$48,236	$56,656	$44,606	$19,958

Diluted Net Income per Unit, GAAP basis	$0.12	$0.31	$0.46	$0.62	$0.67	$0.41
Impact of AllianceBernstein L.P. non-GAAP adjustments	0.24	0.06	0.01	(0.03)	(0.19)	(0.19)
Adjusted Diluted Net Income per Unit	$0.36	$0.37	$0.47	$0.59	$0.48	$0.22

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Nine Months Ended
	September 30,
$ thousands, unaudited	2010	2009
Net Revenues, GAAP basis	$2,170,996	$2,125,018
Exclude:
Deferred compensation-related investment (gains) losses	(10,375)	(105,738)
Deferred compensation-related dividends and interest	(2,550)	(4,442)
90% of consolidated venture capital fund investment losses (gains)	24,097	(22,257)
Distribution-related payments	(210,265)	(164,802)
Amortization of deferred sales commissions	(36,048)	(42,104)
Adjusted Net Revenues	$1,935,855	$1,785,675

Operating Income, GAAP basis	$305,111	$390,572
Exclude:
Deferred compensation-related investment (gains) losses	(10,375)	(105,738)
Deferred compensation-related dividends and interest	(2,550)	(4,442)
Deferred compensation-related mark-to-market vesting (credit) expense	(4,568)	(3,704)
Deferred compensation-related dividends and interest expense	2,223	3,974
Net impact of deferred compensation-related investments	(15,270)	(109,910)
Real estate charges	101,582	5,728
Total exclusions	86,312	(104,182)
Include:
Net loss (income) of consolidated entities attributable to non-controlling interests	23,193	(23,114)
Adjusted Operating Income	$414,616	$263,276

Operating Margin, GAAP basis incl. non-controlling interests	15.1%	17.3%

Adjusted Operating Margin	21.4%	14.7%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Nine Months Ended
	September 30,
$ thousands except per Unit amounts, unaudited	2010	2009

Net Income - Diluted, GAAP basis	$92,461	$107,672
Impact of AllianceBernstein L.P. non-GAAP adjustments	30,793	(34,919)
Net Income - Diluted, as adjusted	$123,254	$72,753

Diluted Net Income per Unit, GAAP basis	$0.90	$1.17
Impact of AllianceBernstein L.P. non-GAAP adjustments	0.30	(0.38)
Diluted Net Income per Unit, as adjusted	$1.20	$0.79

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues excludes investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe the offset of distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. Amortization of deferred sales commissions is offset against net revenues because such costs, over time, offset distribution revenues earned by the company.

Adjusted Operating Income
Adjusted operating income represents operating income on a GAAP basis (1) excluding the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) excluding real estate charges, and (3) including the net loss or income of consolidated entities attributable to non-controlling interests.

(1) Prior to 2009, a large proportion of employee compensation was in the form of deferred awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein has economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. The full value of the investments’ appreciation (depreciation) is recorded within investment gains and losses on the income statement in the current period. U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense. This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting operating income which will fluctuate over the life of the award and net to zero at the end of the multi-year vesting period. Although during periods of high market volatility these timing differences have an impact on operating income and operating margin, over the life of the award any impact is ultimately offset. Because these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investments’ market exposure in the calculation of adjusted operating income, adjusted operating margin and adjusted diluted net income per Holding Unit, which will produce core operating results from period to period. The non-GAAP measures exclude gains and losses and dividends and interest on deferred compensation-related investments included in revenues and compensation expense, thus eliminating the timing differences created by different treatment under U.S. GAAP of the market movement on the expense and the investments.

(2) Real estate charges have been excluded because, often, they are relatively large in nature and are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

(3) Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, U.S. GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level. As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income. Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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